UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 1, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2022, Allen Capsuto, a member of the Board of Directors (the “Board”) of Alfi, Inc. (the “Company”) and Chairman of the Audit Committee of the Board (the “Audit Committee”), notified the Company that he is resigning his position as a director of the Company and as Audit Committee Chair, effective July 14, 2022. Mr. Capsuto’s resignation is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 7, 2022, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Jeremy D. Daniel to serve as a director of the Company to fill the vacancy on the Board created by Mr. Capsuto’s resignation, effective July 14, 2022 and immediately upon the effectiveness of such resignation (the “Effective Time”). The Board also appointed Mr. Daniel as a member of the Audit Committee and as Audit Committee Chair, in each case effective as of the Effective Time.

Mr. Daniel, age 46, has served since 2019 as the Chief Financial Officer of H-CYTE, Inc. (“H-CYTE”), a public reporting hybrid biopharmaceutical company dedicated to developing and delivering a novel portfolio of new diagnostics, therapeutics, and medical devices from concept to commercialization. From 2013 to 2019, Mr. Daniel served as Chief Financial Officer of Regenerative Medicine Solutions, LLC, which was acquired by H-CYTE in 2019. He currently serves on the Board of Directors of Medovex LLC, a subsidiary of H-CYTE. Mr. Daniel received his BS in Accounting from the University of Cincinnati and his MBA from Xavier University.

In connection with his appointment to the Board, the Board determined that Mr. Daniel is independent under the independence standards of the Nasdaq Stock Market (“Nasdaq”) and is independent under the rules of Nasdaq and the Securities and Exchange Commission (the “SEC”) for purposes of service on the Audit Committee. There are no arrangements or understandings between Mr. Daniel and any other person pursuant to which he was selected as a director, and there are no relationships or transactions in which Mr. Daniel has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Daniel will participate in the Company’s director compensation program, which is described under the heading “Director Compensation” in Item 11., Executive Compensation, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on May 16, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: July 8, 2022